UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2020

Nasdaq, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38855	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 W. 42nd Street, New York, New York 10036

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NDAQ	The Nasdaq Stock Market
0.875% Senior Notes due 2030	NDAQ30	The Nasdaq Stock Market
1.750% Senior Notes due 2029	NDAQ29	The Nasdaq Stock Market
1.750% Senior Notes due 2023	NDAQ23	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Senior Notes Offering

On December 21, 2020, Nasdaq, Inc. (the “Company”) completed a public offering of $600,000,000 aggregate principal amount of 0.445% senior notes due 2022 (the “2022 Senior Notes”), $650,000,000 aggregate principal amount of 1.650% senior notes due 2031 (the “2031 Senior Notes”), and $650,000,000 aggregate principal amount of 2.500% senior notes due 2040 (the “2040 Senior Notes”, and together with the 2022 Senior Notes and 2031 Senior Notes, the “Senior Notes”). The offering of the Senior Notes was made pursuant to the Company’s registration statement on Form S-3 (Registration Statement No. 333-224489) filed with the U.S. Securities and Exchange Commission on April 27, 2018.

The Company expects to use the net proceeds from the offering, together with cash on hand and proceeds of other debt, to fund the cash consideration payable by the Company in connection with its pending acquisition of Verafin Holdings Inc. (“Verafin”), to repay certain outstanding indebtedness of Verafin and its subsidiaries and to pay related expenses, and for general corporate purposes.

The Senior Notes were issued under the Indenture, dated June 7, 2013, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by (i) with respect to the 2022 Senior Notes, the Ninth Supplemental Indenture (the “Ninth Supplemental Indenture”), dated December 21, 2020, by and between the Company and the Trustee, (ii) with respect to the 2031 Senior Notes, the Tenth Supplemental Indenture (the “Tenth Supplemental Indenture”), dated December 21, 2020, by and between the Company and the Trustee and (iii) with respect to the 2040 Senior Notes, the Eleventh Supplemental Indenture (the “Eleventh Supplemental Indenture”, and together with the Ninth Supplemental Indenture and Tenth Supplemental Indenture, the “Supplemental Indentures”), dated December 21, 2020, by and between the Company and the Trustee. Each Supplemental Indenture includes the form of Senior Notes of the applicable series.

The 2022 Senior Notes will pay interest semiannually at a rate of 0.445% per annum and will mature on December 21, 2022. The 2031 Senior Notes will pay interest semiannually at a rate of 1.650% per annum and will mature on January 15, 2031. The 2040 Senior Notes will pay interest semiannually at a rate of 2.500% per annum and will mature on December 21, 2040.

If (x) the pending acquisition of Verafin is not consummated on or before February 18, 2022 or (y) the Company notifies the Trustee that (i) the transaction agreement relating thereto has been terminated in accordance with its terms prior to the consummation thereof or (ii) the Company will not pursue the consummation of such acquisition, the Company will be required to redeem the Senior Notes of each series at a redemption price equal to 101% of the aggregate principal amount of the Senior Notes of such series, plus accrued and unpaid interest, if any, to, but excluding the special mandatory redemption date (as defined in the Supplemental Indenture applicable to such series).

Each of the Supplemental Indentures is filed as an exhibit to this Form 8-K and is incorporated herein by reference. The description of the Supplemental Indentures described herein are qualified in their entirety by reference thereto.

Revolving Credit Agreement

On December 21, 2020, the Company entered into a credit agreement (the “Revolving Credit Agreement”) among the Company, as the borrower, the lenders and other parties from time to time party thereto, and Bank of America, N.A., as administrative agent. In connection therewith, the Company repaid all amounts outstanding under and terminated that certain Credit Agreement, dated as of April 25, 2017, among the Company, as the borrower, the lenders and other parties from time to time party thereto, and Bank of America, N.A., as administrative agent.

The Revolving Credit Agreement provides for a $1,250 million senior unsecured five-year revolving credit facility (the “Revolving Credit Facility”). The loans under the Revolving Credit Facility have a variable interest rate based on, at the option of the Company, the reserve adjusted Eurocurrency rate or the alternative base rate (or such other applicable rate with respect to non-Dollar borrowings), plus an applicable margin that varies with the Company’s debt ratings. Revolving loans will be available, at the option of the Company, in Dollars, Euros, Sterling,

Norwegian Kroner, Swedish Kroner, Danish Kroner, Canadian Dollars or any other currency approved in accordance with the terms of the Revolving Credit Agreement. The Revolving Credit Agreement includes an option for the Company to propose an increase in the aggregate commitments by up to $625 million, subject to the consent of the lenders funding such increase and certain other conditions.

The proceeds of the revolving loans may be used for general corporate purposes (including to finance the pending acquisition of Verafin, other acquisitions, repayments of indebtedness (including indebtedness of Verafin) and share repurchases, and to pay fees, costs and expenses incurred in connection with the foregoing).

The Revolving Credit Agreement contains representations and warranties, events of default, and affirmative and negative covenants customary for unsecured financings of this type, including a financial covenant requiring that, as of the last day of any period of four consecutive fiscal quarters, the Leverage Ratio (as defined in the Revolving Credit Agreement) not be greater than 3.50 to 1.00, subject to a step up to 4.50 to 1.00 upon consummation of the pending acquisition of Verafin (stepping down to 4.00 to 1.00 over time), as more fully described in the Revolving Credit Agreement. The operating covenants include, among other things, limitations on (i) the incurrence of indebtedness by the Company’s subsidiaries, (ii) liens on assets of the Company and its subsidiaries securing indebtedness of the Company or any of its subsidiaries, (iii) the disposition of assets by the Company and its subsidiaries and (iv) certain mergers and consolidations involving the Company.

The Revolving Credit Agreement matures, and all amounts outstanding thereunder will be due and payable in full, on December 22, 2025. Voluntary prepayments of the loans and voluntary reductions of the unutilized portion of the commitments under the Revolving Credit Agreement are permissible without premium or penalty (other than customary Eurocurrency loan breakage), subject to certain conditions pertaining to minimum notice and minimum reduction amounts as described in the Revolving Credit Agreement. As of December 21, 2020, there were no loans outstanding under the Revolving Credit Facility.

A copy of the Revolving Credit Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference, and the summary of the Revolving Credit Agreement herein is qualified in its entirety thereby.

Many of the lenders under the Revolving Credit Agreement and/or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Item 1.02.	Termination of a Material Definitive Agreement.

The information included in Item 1.01 under the heading “Revolving Credit Agreement” above is hereby incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description

4.1	Indenture, dated as of June 7, 2013, among the Company and Wells Fargo Bank, National Association, as Trustee – incorporated herein by reference to Exhibit 4.1 to the Company’s Form 8-K filed on June 10, 2013.

4.2	Ninth Supplemental Indenture, dated as of December 21, 2020, among Nasdaq, Inc. and Wells Fargo Bank, National Association, as Trustee.

4.3	Tenth Supplemental Indenture, dated as of December 21, 2020, among Nasdaq, Inc. and Wells Fargo Bank, National Association, as Trustee.

4.4	Eleventh Supplemental Indenture, dated as of December 21, 2020, among Nasdaq, Inc. and Wells Fargo Bank, National Association, as Trustee.

5.1	Opinion of Wachtell, Lipton, Rosen & Katz.

10.1	Credit Agreement, dated as of December 21, 2020, among Nasdaq, Inc., the various lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent and Issuing Bank.

23.1	Consent of Wachtell, Lipton, Rosen & Katz - included as part of Exhibit 5.1 hereto.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2020	NASDAQ, INC.

	By:	/s/ John A. Zecca
	Name:	John A. Zecca
	Title:	Executive Vice President and Chief Legal Officer